UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 9, 2020

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-20827	43-1265338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12444 Powerscourt Drive, Suite 550 St. Louis, Missouri	63131
(Address of principal executive offices)	(Zip Code)

(314) 506-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.50 per share	CASS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 9, 2020, the Board of Directors of Cass Information Systems, Inc. (the “Company”) appointed Martin H. Resch, 55, to serve as the Company’s Executive Vice President and Chief Operating Officer. In this newly created position, Mr. Resch will oversee operations of the Company’s transportation information services, facility services, telecom services and integrated financial solutions business units.

Prior to joining the Company, Mr. Resch most recently served as Executive Vice President of the Commercial Banking Group of Bank of the West, a subsidiary of BNP Paribas, from 2013 to 2019. In this role, Mr. Resch functioned as the group’s chief administrative and operating officer with responsibility for overseeing strategy, operations, finance, technology and human resources functions. Mr. Resch served in various positions at Bank of the West since 2003, including as Executive Vice President of Treasury and Finance during which time he implemented financial and treasury risk management frameworks and policies. Mr. Resch has also engaged in multiple entrepreneurial initiatives related to FinTech and financial markets, founding three equity and index option funds on the Pacific Exchange, a former regional stock exchange located in California, and serving as a member of the Pacific Exchange board of directors during its sale to Archipelago, which was subsequently acquired by the New York Stock Exchange.

As Chief Operating Officer of the Company, Mr. Resch will receive an annual base salary of $400,000 and is eligible to receive an annual bonus of up to 60% of his annual base salary based on the achievement of individual and Company performance-based objectives established by the Company’s Compensation Committee in connection with the Company’s profit sharing program. Mr. Resch is entitled to participate in the Company’s long-term incentive compensation and other employee benefit plans, programs and policies on the same terms as the Company’s other executive officers. In connection with his appointment, on November 9, 2020, Mr. Resch was granted 3,533 shares of restricted common stock of the Company, valued at $150,000, which vest in full three years from the date of grant. Further information about the Company’s executive compensation program is discussed in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 9, 2020.

Mr. Resch has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding with any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationship required to be disclosed pursuant to Item 401(d) of Regulation S-K.

On November 10, 2020, the Company issued a press release announcing Mr. Resch’s appointment. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by Cass Information Systems, Inc. dated November 10, 2020.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2020

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	Chairman of the Board, President and Chief Executive Officer

By:	/s/ P. Stephen Appelbaum
Name:	P. Stephen Appelbaum
Title:	Executive Vice President and Chief Financial Officer

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